                                                                    EXHIBIT 23.4

             CONSENT OF JOEL E. SAMMET & CO., INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 14, 2000, with respect to the financial statements of Microlan Systems, Inc. "DBA" Madison Technology Group, and February 15, 2000 with respect to the financial statements of Madison Consulting Resources, Inc. and Madison Consulting Resources NJ, Inc. included in the Registration Statement (Form SB-2 No. 333-30178, Amendment No. 2) and related Prospectus of FutureLink Corp. dated May 3, 2000.

/s/ JOEL E. SAMMET & CO.

New York, New York 10005
May 1, 2000